SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2011

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 27, 2011, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), issued a press release announcing that the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (“BARDA”) had advised that the protest filed against the contract it awarded to SIGA for the sale of SIGA’s smallpox antiviral ST-246® (the “Smallpox Bioshield Contract”) had been withdrawn following execution of a contract modification by BARDA (the “Contract Modification”).  As a result, the stay on performance of the Smallpox Bioshield Contract, originally awarded last month, has been lifted.

The Contract Modification deletes the option for BARDA to purchase up to 12 million courses of ST-246® beyond the 1.7 million courses to be purchased under the base contract.  The base contract and the other options remain unchanged.  The contract modification does not prevent BARDA from purchasing additional courses of ST-246® or other products in the future if it desires.

The foregoing description is qualified in its entirety by reference to the text of the Contract Modification, which is attached hereto as Exhibit 10.1, and the text of the Smallpox Bioshield Contract, which was filed as Exhibit 10.1 to SIGA’s Current Report on Form 8-K filed on May 17, 2011.

Item 8.01    Other Events.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1
Amendment of Solicitation/Modification of Contract dated as of June 24, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services.

99.1	Press Release, dated June 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Daniel J. Luckshire
Name: Daniel J. Luckshire
Title:   Chief Financial Officer

Date:  June 28, 2011